Gates Industrial Announces Appointment of L. Brooks Mallard as Executive Vice President and Chief Financial Officer
Denver, February 4, 2020 – Gates Industrial Corporation plc (NYSE:GTES), a global manufacturer of innovative, highly engineered power transmission and fluid power solutions, today announced that L. Brooks Mallard has been appointed as executive vice president and chief financial officer, and will join Gates effective February 24, 2020. He will be based out of Gates headquarters in Denver.
“Brooks has an impressive career and a track record of building and leading the finance function in both private and public companies,” said Ivo Jurek, chief executive officer of Gates. “We are excited to have him join our team and look forward to working with him as we continue to drive Gates forward,” he added.
Mr. Mallard joins Gates with broad experience in corporate and operational finance. Prior to Gates, Mallard was chief financial officer of Henniges, a global supplier of highly engineered sealing and anti-vibration systems for the automotive market. Prior to Henniges he was the executive vice president and chief financial officer of Jeld-Wen where he helped take the company from being private equity held through an initial public offering on the New York Stock Exchange. He also has held senior financial leadership roles with TRW, Cooper Industries, Thomas & Betts and Briggs & Stratton during his 25-year career. Mallard earned a Bachelor of Business Administration in Accounting and Master of Business Administration from Georgia Southern University.
About Gates
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers and to original equipment ("first-fit") manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Gates products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners, and virtually every form of transportation. Gates products are sold in 128 countries across four commercial regions: the Americas; Europe, Middle East and Africa; Greater China; and East Asia and India. More about Gates can be found at www.gates.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, the ability of Gates Industrial Corporation plc (the “Company”) to successfully execute a smooth transition of chief financial officer functions and to retain and recruit qualified executives, as well as risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control and the significant influence of the Company’s majority shareholders, investment funds affiliated with The Blackstone Group Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Source: Gates Industrial Corporation plc

Contact
Bill Waelke
(303) 744-4887
investorrelations@gates.com